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                                                                   Exhibit 10.22

                               STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of June 1, 1998 by and between Neon Systems, Inc., a Delaware corporation (the "COMPANY"), and Wayne B.. Webb, Jr. ("WEBB") .

RECITALS:

     The company desires to sell to Webb, and Webb desires to purchase from the Company, 47,780 shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK"), all upon the terms and conditions set forth in this Agreement. For and in consideration of the premises and of the mutual covenants and agreements set forth herein, the Company and Webb agree as follows;

     1. ISSUANCE, SALE AND DELIVERY OF THE SHARES OF THE COMMON STOCK. The Company agrees to issue and sell to Webb, and Webb agrees to purchase from the Company, 47,780 shares of the Common Stock for the purchase price of $1.80 per share (i.e., an aggregate purchase price of $86,004), payable in immediately available funds. Upon receipt of payment, the Company shall issue and deliver to Webb a stock certificate in definitive form, registered in the name of Webb, representing such shares.

     EXECUTION AND DELIVERY OF STOCKHOLDERS AGREEMENT. It is a condition precedent to the obligations of the Company under this Agreement that the Company and Webb duly execute and deliver that certain Stockholders Agreement in the form attached hereto as EXHIBIT-A.

     REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Webb that:

          The Company is a corporation duly incorporated, validly existing and in corporate good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse impact on the business of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business, to execute, deliver and perform this Agreement and to issue, sell and deliver the shares of Common Stock to be issued, sold and delivered by it hereunder.

          The shares of Common Stock to be issued and sold by the Company hereunder have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of the capital stock of the Company with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

          The company is not in violation of any term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company


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is subject, which violation would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

          No consent, approval, order or authorization of, or registration, qualification, designation declaration or filing with, any person or any governmental authority is or will be required for the valid execution and delivery of this Agreement by the Company or the offer, issue, sale and delivery by the Company of the shares of Common Stock as contemplated by this Agreement, except such as have been obtained or made. Based in part on the representations made by Webb in section 4 of this Agreement, the offer and sale of the shares of Common Stock hereunder to Webb will be in compliance with applicable Federal and state securities laws.

     REPRESENTATIONS AND WARRANTIES OF WEBB. TO THE COMPANY. Webb represents and warrants to the Company that:

          he is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "SECURITIES ACT");

          he has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of developer so as to be able to evaluate the risks and merits of his investment in the Company and he is able financially to bear the risks thereof;

          the shares of the Common Stock to be acquired by him hereunder are being acquired for his own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          he understands that (i) the shares of the Common Stock to be acquired by him hereunder have not been registered under the Securities Act or any applicable state securities laws, (ii) such shares must he held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) such shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

          he has received or has had access to all information which he has considered necessary or advisable to enable him to make a decision concerning his acquisition of the shares of the Common Stock to be acquired by him hereunder; and

          he has full power and authority to enter into and perform this Agreement in accordance with its terms.

     2. GOVERNING LAW. This Agreement shall be governed by and construes in accordance with the laws of the State of Delaware.

     3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Company and Webb have executed this Agreement as of the day and year first above written.


                                             NEON SYSTEMS, INC.



                                             By:  /s/ F. Jospeh Backer
                                                  --------------------

                                             F. Joseph Backer
                                                  President



                                             /s/  Wayne E. Webb, Jr.
                                             ----------------------------------
                                             Wayne E. Webb, Jr.












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